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               ITEM 14. c(1) 23(a) CONSENT OF PRICE WATERHOUSE LLP

                         CONSENT OF PRICE WATERHOUSE LLP



       We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 dated January 26, 1988; September 13, 1993; October 25, 1994 and October 23, 1995 of ICO, Inc. of our report dated December 20,1996 appearing on Page F-2 of this Form 10-K.





Price Waterhouse LLP
Houston, Texas
December 26, 1996